UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2010

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2010, USEC Inc. ("USEC" or the "Company") and the United States Department of Energy ("DOE") entered into an amendment (the "Amendment") to the Agreement dated June 17, 2002 between DOE and USEC, as amended (the "2002 Agreement"). The Amendment revises a milestone under the 2002 Agreement relating to the financing of the Company’s American Centrifuge uranium enrichment plant in Piketon, Ohio (the "American Centrifuge Plant").

The 2002 Agreement provides that USEC will develop, demonstrate and deploy the American Centrifuge technology in accordance with 15 milestones. Four milestones remain relating to the financing and operation of the American Centrifuge Plant. In early August 2009, DOE and USEC announced an agreement to delay a final review of USEC’s loan guarantee application to build the American Centrifuge Plant and USEC began demobilization of the American Centrifuge project. As a result, USEC requested a modification to the 2002 Agreement to extend the remaining milestones under the 2002 Agreement. USEC and DOE have agreed to the following modifications to the 2002 Agreement, as more fully described in the Amendment:

• The November 2009 milestone of "secure firm financing commitment(s) for the construction of the commercial American Centrifuge Plant with an annual capacity of approximately 3.5 million separative work units ("SWU") per year" is extended by one year to November 2010 (the "Financing Milestone");

• DOE and USEC agree to discuss adjustment of the remaining three milestones as may be appropriate based on, among other things, progress in achieving the Financing Milestone and the technical progress of the program. The remaining three milestones are: August 2010 – begin commercial American Centrifuge Plant operations; November 2011 – commercial American Centrifuge Plant annual capacity at 1 million SWU per year; and May 2013 – commercial American Centrifuge Plant annual capacity of approximately 3.5 million SWU per year; and

• DOE and USEC acknowledged that no part of the 2002 Agreement, including the milestones for the American Centrifuge Plant, is dependent on the issuance by DOE of a loan guarantee to USEC.

However, USEC has communicated to DOE that obtaining a timely commitment and funding for a loan guarantee from DOE is necessary in order for USEC to meet the remaining four milestones and complete the American Centrifuge Plant.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment and the 2002 Agreement. The Amendment is filed as Exhibit 10.1 to this report. The full text of the 2002 Agreement is filed as Exhibit 99.3 to USEC’s current report on Form 8-K filed June 21, 2002. Modification 1 to the 2002 Agreement is filed as Exhibit 10.15 to USEC’s annual report on Form 10-K for the year ended December 31, 2005. Modification 2 to the 2002 Agreement is filed as Exhibit 10.1 to USEC’s current report on Form 8-K filed January 13, 2009.

The Company, or its subsidiaries, is also a party to a number of other agreements or arrangements with the U.S. government, as described in the Company’s annual report on Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number-Description

10.1-Modification No. 3 dated January 28, 2010, to Agreement dated June 17, 2002 between the U.S. Department of Energy and USEC Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

February 2, 2010	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Modification No. 3 dated January 28, 2010, to Agreement dated June 17, 2002 between the U.S. Department of Energy and USEC Inc.